UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

Southridge Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1404 North Main, Suite 200
Meridian, Idaho 83642
(Address of Principal Executive Offices, including zip code)

(208) 288-5550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 15, following the review of the financial statements of Southridge Technology Group, Inc. (the “Company”) for the fiscal quarter ended June 30, 2007 (the “Second Quarter Review”), the Company dismissed Li & Company, PC as its independent accountants. Li & Company, PC had been engaged as the principal accountant for the Second Quarter Review. The reason for the dismissal of Li & Company, PC is that, following the consummation of the merger with RxElite Holdings Inc. (“RxElite”) on July 13, 2007 (i) the former stockholders of RxElite owned a majority of the outstanding shares of the Company’s common stock and (ii) the Company’s primary business unit became the business previously conducted by RxElite.

The report of Li & Company, PC on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to the Company’s ability to continue as a going concern. The decision to dismiss Li & Company, PC following the completion of the Second Quarter Review was approved by the Company’s board of directors on July 25, 2007.

During the Company’s two most recent fiscal years and the subsequent interim period from January 10, 2007 (the date of engagement of Li & Company, PC) through the date of dismissal on August 15, 2007, there were no disagreements with Li & Company, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Li & Company, PC, would have caused it to make reference to the matter in connection with its reports.

The Company made the contents of this Current Report available to Li & Company, PC and requested it to furnish a letter addressed to the SEC as to whether Li & Company, PC agrees or disagrees with, or wishes to clarify our expression of, the Company’s views, or containing any additional information. A copy of Li & Company, PC’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter Sopka, the Chief Financial Officer of the Company and RxElite, resigned effective August 17, 2007. Daniel Chen, the Chief Executive Officer and director of the Company, was appointed the Chief Financial Officer of the Company at the Company’s August 17, 2007 meeting of the board of directors. The Company is actively engaged in recruiting a new Chief Financial Officer.

Daniel Chen is 39 years old and joined RxElite in November 2003 and serves as the chairman and chief executive officer of the Company and RxElite. Mr. Chen brings broad pharmaceutical industry related experience that spans branded pharmaceuticals, generic pharmaceuticals, biotechnology, and medical device. Prior to joining RxElite, Mr. Chen was the founder and chief executive officer of Cendian Pharmaceuticals, Ltd, a generic drugs company, which later became part of RxElite in a merger transaction. Prior to Cendian, Mr. Chen was employed at LifeSpan Biosciences as its vice president, marketing and business development. Prior to joining LifeSpan, Mr. Chen joined ALARIS Medical Systems in October 1997, and in that time, held increasingly senior commercial positions in both its domestic and international businesses. Mr. Chen holds an MBA from the Wharton School of Business at the University of Pennsylvania.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

16.1	Letter from Li & Company, PC, dated August 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

August 20, 2007	By: /s/ Daniel Chen
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

16.1	Letter from Li & Company, PC, dated August 20, 2007.